Exhibit 10.1

FIRST AMENDMENT TO REAL ESTATE LEASE AGREEMENT

     This First Amendment to Real Estate Lease Agreement is made as of the 6th day of May, 2003, by and between RONALD H. SCOTT and FRANK J. SCOTT t/d/b/a ST. CLAIR LEASING CO., a Pennsylvania partnership (together “Lessor”) and INTERFORM CORPORATION, a Pennsylvania corporation t/d/b/a INTERFORM SOLUTIONS, a subsidiary of CHAMPION INDUSTRIES, INC. (“Lessee”).

WITNESSETH;

     WHEREAS, Lessor and Lessee executed a Real Estate Lease Agreement dated the 25th day of September, 1998, whereby Lessor leased to Lessee the Premises described therein (the “Lease”); and

     WHEREAS, Section 33 of the Lease provides that Lessee may renew the Lease for two additional terms of five years each upon the terms and at the rental therein stated; and

     WHEREAS, Lessor and Lessee desire to amend Section 33 of the Lease, and to acknowledge Lessee’s exercise of its option to renew for an additional term upon the terms as provided in the Lease, as amended by this First Amendment to Real Estate Lease Agreement, and Lessor consent to same; and

     WHEREAS, except as hereinafter amended and provided, the Lease shall remain in full force and effect.

     NOW, THEREFORE, WITNESSETH, that for and in consideration of the mutual terms and conditions, covenants and agreements hereinafter and in the Lease set forth, the Lease is hereby amended as follows:

(1)	“Section 33 of the Lease is hereby amended to read in its entirety as follows:

Lessee may renew this Lease for an additional term of eighteen (18) months, at an annualized rental of TWO HUNDRED EIGHTY TWO THOUSAND TWO HUNDRED FOURTEEN AND 40/100 Dollars ($282,214.40) payable in advance in equal consecutive monthly installments of TWENTY THREE THOUSAND FIVE HUNDRED SEVENTEEN AND 87/100 Dollars ($23,517.87) and an additional term of Forty Two (42) months thereafter at an annual rental of TWO HUNDRED EIGHTY TWO THOUSAND TWO HUNDRED FOURTEEN AND 40/100 Dollars ($282,214.40) payable in advance in equal monthly installments of TWENTY THREE THOUSAND FIVE HUNDRED SEVENTEEN AND 87/100 Dollars ($23,517.87) and an additional term of Five (5) years thereafter at an annual rental of TWO HUNDRED NINETY THREE THOUSAND FIVE HUNDRED TWO AND 97/100 Dollars ($293,502.97) payable in advance in equal monthly installments of TWENTY FOUR THOUSAND FOUR HUNDRED FIFTY EIGHT and 58/100 Dollars ($24,458.58) beginning on the first month of such renewal term(s) and subject to all the terms, covenants and conditions hereof provided that Lessee, in writing, notifies Lessor of its intention to renew not later than one hundred eighty (180) days prior to the termination date of the respective renewal term, and further provided that the Lessee is not in default of any of the terms, covenants and conditions of this Lease.”

(2)	Lessor and Lessee acknowledge and agree that this First Amendment to Real Estate Lease Agreement constitutes a valid exercise of Lessee’s option to renew the Lease, as hereby amended, for an additional term of eighteen (18) months, commencing on October 1, 2003, and extending through the last day of March, 2005 without other or further notice of being required.

(3)	Except as hereby amended, the Lease shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by this agreement, have caused this First Amendment to Real Estate Lease Agreement to be signed by their duly authorized officers and agents, on the day and year above written.

ST. CLAIR LEASING CO.
By:	/s/ Ronald H. Scott
Ronald H. Scott, Partner

By:	/s/ Frank J. Scott
Frank J. Scott, Partner

Witness:	/s/ Lisa E. McMurtry

INTERFORM CORPORATION
By:	/s/ Theodore J. Nowlen
Theodore J. Nowlen, President

Attest:
By:	/s/ Robin Kania

Title:	Controller